==============================================================================


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 19, 2006

                             ANGELICA CORPORATION
            (Exact name of registrant as specified in its charter)

           MISSOURI                    1-5674                 43-0905260
(State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)

                           424 SOUTH WOODS MILL ROAD
                       CHESTERFIELD, MISSOURI 63017-3406
               (Address of principal executive office)(Zip Code)

                                (314) 854-3800
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



==============================================================================

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

COMPENSATION ADJUSTMENTS FOR EXECUTIVE OFFICERS
-----------------------------------------------

         On September 19, 2006, the Board of Directors of Angelica Corporation (the "Company") approved the recommendations of the Compensation and Organization Committee of the Board of Directors with respect to an increase in the annual base salary of the Chairman of the Board and Chief Executive Officer of the Company and a special grant of restricted stock to certain of the executive officers.

         On September 19, 2006, the Board of Directors approved an increase in the annual base salary of Stephen M. O'Hara, the Chairman of the Board and Chief Executive Officer of the Company, from $405,000 to $425,000, retroactive to January 29, 2006. Approval of Mr. O'Hara's base salary adjustment for the 2006 fiscal year had been deferred by the Board until this time.

         The Board also approved special one-time restricted stock awards to Mr. O'Hara, Steven L. Frey, the Company's Vice President, General Counsel and Secretary, and James W. Shaffer, the Company's Vice President and Chief Financial Officer. These awards are intended to incentivize these executives to remain employed with the Company for the long term. The special grants of restricted shares are as follow: 19,037 shares for Mr. O'Hara; 5,739 for Mr. Frey, and 5,459 shares for Mr. Shaffer. The grants are contingent upon the Company achieving annual earnings per share of at least $1.67 for at least one fiscal year during the next ten fiscal years (beginning with the 2006 fiscal year). Upon achieving that performance objective for any fiscal year in the ten-year period, 10% of the total number of shares subject to the award will vest immediately for each fiscal year of the period that has then been completed. In addition, 10% of the total number of shares subject to the award will vest at the end of each fiscal year in the ten-year period after the performance objective has been achieved, subject only to the executive officer's continued employment with the Company as of the fiscal year end. If the performance objective is not achieved during the ten-year period, the entire grant will be forfeited. The grant will immediately vest in full for each executive officer who is employed by the Company upon the occurrence of a "change in control" (as defined in the grant agreement).

AMENDMENT TO THE RIGHTS PLAN
----------------------------

         On September 19, 2006, the Board of Directors of the Company approved an amendment ("Amendment No. 2") to its Rights Agreement, dated as of August 27, 1998 (the "Rights Agreement") with UMB Bank, N.A. to: (i) amend the definition of "acquiring person" in Section 1(a) of the Rights Agreement to decrease the threshold of percentage ownership of voting stock of the Company in the definition from 20% to 15%, (ii) amend the definition of "distribution date" in Section 3(a) of the Rights Agreement to decrease the threshold of percentage ownership which would result from a tender or exchange offer, if successful, in the definition from 20% to 15%, and (iii) to include an exception to the percentage ownership thresholds contained in these definitions as they relate to Steel Partners, L.L.C., Steel Partners
II, L.P. and their affiliates and associates (collectively, "Steel"), which shall continue to be 20%. The exceptions for Steel with respect to these reduced thresholds are required by the Settlement Agreement, dated August
30, 2006, by and between Steel and the Company. This amendment to the Rights Plan will not require a filing of an amendment to the Certificate of Designation, Preferences and Rights of Class B Series 2 Junior Participating Preferred Stock.

         This summary is qualified in its entirety by Amendment No. 2 to the Rights Agreement, which is attached hereto as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         The description of Amendment No. 2 to the Rights Agreement set forth above in Item 1.01 is incorporated by reference into this Item 3.03.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits

                  4.1 Form of Amendment No. 2 to Rights Agreement, dated September 19, 2006 by and between Angelica Corporation and UMB Bank, N.A.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ANGELICA CORPORATION


Dated: September 22, 2006        /s/ Steven L. Frey
                                 ----------------------------------------------
                                 Steven L. Frey
                                 Vice President, General Counsel and Secretary

                                 EXHIBIT INDEX

Exhibit No.       Description of Exhibit

4.1 Form of Amendment No. 2 to Rights Agreement, dated September 19, 2006 by and between Angelica Corporation and UMB Bank, N.A.